Exhibit 10.25

LC ADVISORS, LLC

INVESTMENT ADVISORY AGREEMENT

This Investment Advisory Agreement (the “Agreement”) is dated as of                      (the “Effective Date”), by and between                     , a                      (the “Client”), and LC Advisors, LLC, a California limited liability company (the “Advisor”) and a subsidiary of LendingClub Corporation, a Delaware corporation (“Lending Club”).

RECITAL

WHEREAS, the Client wishes to invest in prime consumer loans, or portions thereof, originated through the online platform operated by Lending Club (“Loans”); and

WHEREAS, LC Trust I, an entity affiliated with the Advisor (the “Trust”) has been established to issue global certificates in series (each a “Certificate”) for purchase by investors, to use the proceeds from the sale of each such Certificate to purchase specific selected Loans directly from Lending Club on behalf of such investors, and to hold such Loans, whereby payment on such Certificate is dependent upon the receipt by Lending Club of payment on the corresponding underlying Loans; and

WHEREAS, the Client wishes to maintain an investment account with the Advisor (the “Account”) to acquire and hold a Certificate along with cash contributed by, returned to or distributed to the Client in connection with the Client’s investment activities (collectively, the “Assets”), as may be modified by the Client from time to time in its sole discretion; and

WHEREAS, the Client has provided a preliminary statement of the Client’s background, investment objectives and preferences regarding the types of Loans in which the Client wishes to invest (the “Preliminary Guidelines”), or where the Client is an IRA account the beneficial owner of such IRA account (the “IRA Accountholder”) has provided such Preliminary Guidelines to the Advisor; and

WHEREAS, the Client wishes to retain the Advisor as its investment adviser and manager with authority and responsibility to deploy cash, which may include contributions made by the Client, cash returned to the Account by the Advisor, and/or cash designated for reinvestment in connection with principal or interest paid in the Account (collectively, “Designated Capital”), across available Loans through the Certificate held for the benefit of the Client by executing purchases of such Loans through the Trust for the benefit of the Client, and the Advisor wishes to act in that capacity.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties hereby agree as follows:

1. Appointment of Advisor. The Client appoints the Advisor as investment adviser and manager with the power and authority to invest Designated Capital as expressly set forth herein, consistent with the Investment Guidelines (as defined below) as set forth in Schedule A attached to and made a part of this Agreement. The Advisor accepts, acknowledges and agrees to that appointment.

2. Investment Guidelines; Authority of Advisor.

(a) Investment Guidelines. Client and Advisor have taken into consideration and conferred regarding Client’s Preliminary Guidelines. Client and Advisor hereby agree to implement the final statement of the Account’s investment objectives, policies, guidelines and limitations (the “Investment Guidelines”), as may be amended from time to time in Client’s sole discretion pursuant to Paragraph 12 below, on Schedule A attached hereto. Where the Client is an IRA account, (1) the Advisor has conferred directly with the IRA Accountholder, or will confer directly with the IRA Accountholder, regarding the Preliminary Guidelines provided by the IRA Accountholder and the implementation of the Investment Guidelines; (2) the Client and the Advisor agree that the Advisor shall implement the Investment Guidelines with regard to the Account as negotiated and agreed to by the IRA Accountholder on behalf of the Client and as may be amended from time to time; and (3) the IRA Accountholder has and shall retain all authority to negotiate, agree to, implement and amend the Investment Guidelines directly with the Advisor on behalf of the Client, and the IRA Accountholder agrees to exercise such authority. By signing this Agreement as “read and agreed,” the IRA Accountholder acknowledges, affirms and agrees that he or she shall retain the authority to confer directly with the Advisor and to negotiate, agree to, implement and amend the Investment Guidelines as described above. By executing this Agreement on behalf of the Client, the custodian of such IRA account acknowledges, accepts and agrees that these terms will be binding upon the IRA account.

Client and Advisor agree that only those criteria and policies set forth in the Investment Guidelines and signed by both parties shall govern the management of the Account and that any change to the Investment Guidelines requires the execution of a new Schedule A as provided in Paragraph 12 below. Client understands and acknowledges that any change to the Investment Guidelines shall not be applied retroactively. The Advisor agrees to select individual Loans for investment and to determine the amount to be invested in each such Loan, employing reasonable efforts to ensure that such decisions are consistent with the Investment Guidelines. The Client understands and is willing to accept the risks involved in investing pursuant to the Investment Guidelines, including the risk that the Loans may lose value and may result in a total loss of capital. The Client also acknowledges that:

(i) the Advisor does not guarantee any specific level of performance of the Account, the performance of the Certificate or any Loan, the success of any investment decision or strategy that the Client may make or use, or the success of the Advisor’s overall management of the Account;

(ii) there can be no assurance that the Account’s investment objectives will be achieved;

(iii) satisfaction of the Investment Guidelines is based upon the presumption that all eligible Loans will be fully funded and will issue. Client further acknowledges that to the extent that selected Loans may not fund fully and/or may not issue, the actual portfolio of issued Loans may differ significantly from the allocation set forth in the Investment Guidelines. The Advisor will use its reasonable best efforts to make each individual investment in a manner consistent with the Client’s Investment Guidelines at the time each Loan is selected for investment, based upon the presumption set forth above. Client holds the Advisor harmless in connection with any deviations from the Client’s Investment Guidelines relating to investments in Loans that do not fund fully and/or do not issue, or Loans which are charged off or paid in full prior to their scheduled maturity date;

(iv) while the Advisor agrees to use reasonable best efforts to select Loans for investment and invest in such Loans in a manner consistent with the Investment Guidelines, the Advisor’s ability to do so may be constrained by the available inventory of Loans; and

(v) the Certificate and Loans to be purchased for the Account are highly illiquid, and the Certificate is privately offered. As such, the secondary market for these instruments is very limited. There is no guarantee that such a secondary market will exist at any point in the future and no guarantee that the Certificate or any Loans can be sold or will be sold on such terms as the Client may request, or in a timely manner.

(b) Election to Distribute or Reinvest Principal and Interest. Client has indicated its election regarding the distribution or reinvestment of interest received in the Account on Schedule B attached hereto. The Advisor shall exercise reasonable best efforts to implement Client’s election for the Account as set forth on such Schedule B. Client’s election regarding the distribution or reinvestment of interest may be amended from time to time in the Client’s sole discretion under the terms described in Paragraph 12 below. Any amendment must be made by submitting a signed copy of a revised Schedule B. Client understands and acknowledges that any change to Client’s election regarding the distribution or reinvestment of principal and interest shall not be applied retroactively. Where the Client is an IRA account, (1) the IRA Accountholder has completed Schedule B on behalf of the Client and provided such Schedule directly to the Advisor, and (2) the IRA Accountholder has and shall retain all authority to complete, agree to, implement and amend Schedule B directly with the Advisor on behalf of the Client. By signing this Agreement as “read and agreed,” the IRA Accountholder acknowledges, affirms and agrees that he or she shall retain the authority to complete, agree to, implement and amend Schedule B as described above. By executing this Agreement on behalf of the Client, the custodian of such IRA account acknowledges, accepts and agrees that these terms will be binding upon the IRA account.

(c) Authority of Advisor. The Advisor will have the authority to make and execute investment decisions pertaining to the Designated Capital, limited by the Investment Guidelines, the available inventory of Loans and the terms and conditions of this Agreement. Notwithstanding the above, the Advisor will not sell, exchange or otherwise dispose of Loans or a Certificate unless expressly directed to do so by the Client in writing. If the Advisor is directed to attempt to sell Loans or a Certificate, the Client, in consultation with the Advisor, will be responsible for setting the price and terms of the transaction. The Advisor will only administer any resulting transaction on behalf of the Client.

(d) Consultation, Notice and Consent Not Required. In carrying out its authority under this Agreement, the Advisor, as agent and attorney-in-fact as to the Account, without consulting with, obtaining the prior consent of or providing notice to the Client or any other person, may:

(i) in the Client’s name and on the Client’s behalf, negotiate the terms and conditions of all agreements and ancillary documents incidental thereto necessary in the Advisor’s sole discretion to discharge the Advisor’s duties under this Agreement, and to make, execute and deliver the Series Supplement to the Amended and Restated Trust Agreement of the Trust (the “Series Supplement”) and any other documents necessary to effectuate and carry out the terms of such Series Supplement, as further described in Paragraph 17 below. The foregoing authority shall be limited to the power to negotiate the terms and conditions of agreements and ancillary documents necessary to open accounts in the name, or for the benefit, of the Client with such brokers, dealers and other financial intermediaries and counterparties, which may or may not be affiliated with the Advisor, as the Advisor may select, as may be necessary to execute transactions as described above and any other transactions contemplated herein. Nothing in this subparagraph shall be deemed to grant to the Advisor any authority to make, execute and deliver in the Client’s name and on the Client’s behalf any agreements or ancillary documents other than the initial execution of the Series Supplement and any other documents necessary to effectuate and carry out the terms of such Series Supplement;

(ii) instruct the Custodian (as defined below) to deliver a Certificate sold, exchanged or otherwise disposed of by the Account in exchange for cash and to deliver cash to pay for Certificates delivered to the Custodian that were acquired by the Account; and

(iii) perform any other act necessary or desirable to carry out its obligations under this Agreement.

The foregoing authority shall remain in full force and effect until expressly revoked by the Client in writing to the Advisor or the termination of this Agreement pursuant to Paragraph 9. Notwithstanding the above, the Advisor’s authority to sell or exchange Loans or a Certificate as directed by the Client and the authority described in parts (i) - (iii) above shall survive such revocation or termination to the extent necessary to achieve final liquidation of those Assets held in the Account at the time such revocation or termination becomes effective. Revocation shall not affect transactions entered into prior to such revocation. The Client hereby ratifies and confirms to third parties any and all transactions by the Advisor are made as Client’s agent and attorney for the Account. The Advisor will perform the duties authorized by this Paragraph 2 solely for the benefit of and at the sole risk of the Client. Except for those acts and matters for which the Advisor shall be liable pursuant to Paragraph 10(b), the Client shall be liable for all obligations, losses, transaction costs and other liabilities sustained in accordance with the provisions of this Agreement. Notwithstanding the foregoing authorization, the Advisor will have no authority to deliver or pay Assets to the Advisor (except as provided in Paragraph 7 below) or any additional rights regarding the Assets, except as otherwise provided herein. Advisor will promptly deliver all documents executed and delivered pursuant to the power set forth herein to the Client.

(e) Execution of Transactions. The Advisor will typically acquire the Certificate directly from the Trust in a transaction not involving any public offering. Loans selected for investment by the Advisor will typically be acquired directly from Lending Club in a transaction not involving any public offering.

(f) Deployment of capital; cash. The Advisor will employ reasonable efforts to deploy Designated Capital on a timely basis. To the extent the Advisor is constrained in its ability to invest Designated Capital by the amount and nature of available Loan inventory, the Advisor may, in its sole discretion, determine to maintain such uninvested cash, including all or some portion of the Designated Capital, as the Advisor deems necessary or prudent in its sole judgment, in light of the Client’s investment objectives and other considerations as may be set forth in the Investment Guidelines. The Advisor may, in its sole discretion, invest all or some portion of the uninvested cash in the Account in cash equivalent securities. Nothing in this Paragraph 2 or elsewhere in this Agreement shall be deemed to limit the authority of the Advisor to make and execute decisions and transactions relating to the investment of uninvested cash in cash equivalent securities, including but not limited to the authority of the Advisor to transact with third parties as necessary to execute such transactions.

(g) Scope of services. Client understands and agrees that the Advisor’s services relate solely to investments in (i) a Certificate and underlying Loans, and (ii) cash equivalents. Client further understands and agrees that the Advisor’s services do not relate to any other fixed income securities or other types of instruments except as expressly set forth herein. The Advisor shall have no authority to trade in securities, instruments or forms of investments other than a Certificate, underlying Loans and cash equivalents. Client acknowledges that the Advisor is an account manager and not a financial planner, and agrees that the Advisor will make investment decisions relating to Loans, but will not purchase instruments other than a Certificate, Loans and cash equivalents as set forth in subparagraph (e) above.

(h) Consultations.

(i) At least annually, the Advisor shall contact the Client to determine whether there have been any changes in the Client’s financial situation and whether the Client wishes to modify the existing Investment Guidelines.

(ii) The Advisor shall ensure that personnel knowledgeable about the Account are reasonably available to the Client for consultation on at least a monthly basis.

3. Capital Contributions; Distributions.

(a) Capital Contributions. The Client agrees to initially contribute at least $100,000 in cash (the “Minimum Investment”) to the Account. The Client further agrees that any subsequent contribution of capital, excluding amounts returned or paid on Loans held in the Account, must be in an amount not less than $5,000. Notwithstanding the above, the Advisor may agree to accept an initial contribution in an amount smaller than the Minimum Investment or a subsequent contribution in an amount smaller than $5,000 in its sole discretion. Client acknowledges and agrees that nothing herein shall be deemed to obligate the Advisor to accept a contribution in an amount smaller than the minimums specified in this paragraph, and that any prior acceptance of a contribution in an amount smaller than the minimums specified in this paragraph shall have no bearing on Advisor’s acceptance or nonacceptance of any proposed subsequent contributions in amounts smaller than $5,000. Capital contributions may be made at any time. All contributions of capital to the Account shall be transmitted by the Client in accordance with the wire instructions set forth on Appendix 1 attached hereto.

(b) Distributions. Client’s election with regard to the distribution or reinvestment of principal and interest is set forth on Schedule B attached hereto. If Client elects to receive principal and/or interest as a distribution, for each month in which such election is in effect in accordance with the terms of this Agreement, including the terms set forth in Paragraph 12 below, the available amount of such principal and/or interest will be calculated as of the last business day of the month and will be distributed to the Client within the first ten (10) business days of the following month. Client acknowledges and agrees that principal and/or interest will only be available for distribution, if elected, to the extent that the principal and/or interest received in the Account in a month during which such election is in effect exceeds any losses or fees incurred by the Account during such month.

4. Custody, Delivery and Receipt of Account Assets. The Certificate and any cash or cash equivalents in the Account will be held in the custody of Millennium Trust Company acting as custodian for the Advisor (the “Custodian”). Each Client’s Account will be held or accounted for by the Custodian as a separate account. The Custodian will maintain custody of Certificates and cash or cash equivalents for the benefit of the Client. The Custodian also acts as custodian for the Trust and will maintain custody of Loans for the Trust in connection with such relationship for the ultimate benefit of purchasers of the Loans, including the Client. The Custodian has been granted continuing access to the records of the Trust, Lending Club and the Advisor (collectively, the “LC Records”). The Custodian is able to utilize its access to the LC Records to monitor transactions involving the Certificate and its underlying Loans, and can then release funds from the Account or accept funds into the Account to settle such transactions. All custody costs and fees of the Account will be paid by the Advisor. The Custodian: (i) shall have no investment authority over the Account; (ii) shall have no responsibility with respect to the Investment Guidelines or the choice of cash equivalents; and (iii) shall not be responsible for the performance of the Certificate held in the Account or its underlying Loans. The Custodian is a “qualified custodian” under Rule 206(4)-2 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and will send an account statement on behalf of the Advisor setting forth all transactions in the Account directly to the Client at least quarterly (the “Custodian Account Statement”). The accuracy of the Custodian Account Statements is dependent upon the accuracy of the LC Records. The Custodian may, in its sole discretion, determine to engage third parties to assist in preparing and compiling transaction data or other information underlying the Custodian Account Statement. These third parties may be affiliated with the Advisor. No direct contractual relationship between the Client and the Custodian shall be created by this Agreement.

5. Documentation to Be Furnished by Client. The Client (and, if applicable, the IRA Accountholder) agrees to furnish the Advisor with such information, authorizations and documentation as may be reasonably necessary for the Advisor to carry out its obligations under this Agreement. The Client and IRA Accountholder, as applicable, shall be solely responsible for the completeness and accuracy of the data and information furnished to the Advisor, whether by Client/IRA Accountholder or Client/IRA Accountholder’s Custodian or agent, and for any act or omission of Advisor in connection with the Account in reasonable reliance on incomplete or inaccurate information.

6. Recordkeeping; Account Statements. The Advisor shall maintain records with respect to the Account as required by law, and will permit the Client (and, as applicable, the IRA Accountholder) to review and inspect Client (and/or, as applicable, IRA Accountholder) records at any time during regular business hours of the Advisor, upon reasonable notice to the Advisor. The amount of all Loans selected for investment by the Advisor on behalf of clients of the Advisor is provided in good faith by Lending Club, acting in its sole discretion, at the request of the Advisor. The Advisor has directed the Custodian to report the amount of the Assets held in the Account and to provide to the Client (or, as applicable, the IRA Accountholder) quarterly Custodian Account Statements, as described in Paragraph 4. In determining the amount of Assets held in the Account, the Advisor may in its sole discretion, but shall not be required to, engage other third parties to make such determinations and rely on such determinations. These third parties may be affiliated with the Advisor. To the extent the Advisor engages such other third parties, the amount of the Assets held in the Account as reported on the Custodian Account Statements may reflect the determinations of such other third parties.

7. Fees.

(a) Management Fee. As compensation for services rendered by the Advisor under this Agreement, the Client (or, as applicable, the IRA Accountholder) will pay or cause to be paid to the Advisor an asset-based fee equal to a percentage of the Assets under management (the “Management Fee”). Management Fees will accrue for each month in which the value of the Assets in the Account is greater than zero on any calendar day of such month. The applicable annual Management Fee percentage (“Annual Management Fee Percentage”) varies by account size and is recalculated by the Advisor monthly based on the value of the Assets in the Account as determined using the methodology set forth below. The Advisor’s current Annual Management Fee Percentages and corresponding approximate monthly fee percentages (the “Monthly Fee Percentages”) are as follows:

Account Size	Annual Management Fee Percentage	Monthly Fee Percentage
Up to $249,999	1.20%	0.1000%
$250,000-$499,999	1.10%	0.0917%
$500,000-$999,999	1.00%	0.0833%
$1,000,000-$4,999,999	0.95%	0.0792%
$5,000,000+	0.85%	0.0708%

The Management Fee is due and payable monthly in arrears. The Management Fee payable for a given month is charged and cleared as described in Paragraph 7(c) below no later than the tenth (10th) calendar day of the following month. The initial Management Fee payment will become due during the first full calendar month after the initial contribution into the Account. The Management Fee to be charged for a given month is calculated by multiplying the applicable Monthly Fee Percentage by the average of the value of the Assets in the Account as measured on the first business day of the month and the value of the Assets in the Account as measured on the last business day of the month. For the month in which the initial contribution is made into the Account, the Management Fee to be charged will be calculated by multiplying the applicable Monthly Fee Percentage by the average of the value of the initial contribution to the Account and the value of the Assets in the Account as measured on the last business day of the month. Such Management Fee will be prorated if the initial contribution of capital to the Account occurs on a date other than the first business day of the month. The Management Fee for the month in which the Account is closed, or any other month in which all Assets are otherwise withdrawn from the Account, shall be calculated by multiplying the applicable Monthly Fee Percentage by the average of the value of the Assets in the Account as measured on the first business day of the month and the value of the Assets in the Account on the last business day on which the value of such Assets was greater than zero, prorated based on the date on which the final Assets are withdrawn from the Account. For purposes of calculating the Management Fee, the value of the Assets in the Account will be determined in the manner specified in Paragraph 6. Client (and, if applicable, the IRA Accountholder) understands and acknowledges that the Advisor may utilize the services of third party designees, which may be affiliated with the Advisor, to assist in calculating and collecting the Management Fee. Currently, Lending Club, the parent company of the Advisor, serves as the third party designee in connection with the calculation and collection of Management Fees.

(b) Administrative Fee. In addition to the Management Fee, the Advisor reserves the right to charge a reasonable fee for certain administrative and/or legal services performed by the Advisor on behalf of the Client or Account (“Administrative Fees”). The Client or IRA Accountholder will pay the Administrative Fees, if applicable, as described in Paragraph 7(c).

(c) Payment. The Client authorizes the Advisor or its designee to instruct the Custodian to debit the Account for the Management Fee and any Administrative Fees each month. The Client understands that the Advisor or its designee will notify the Custodian of the Management Fee due and payable for the applicable month and the Custodian will pay the Advisor directly out of the Assets. It will remain the Client’s responsibility to understand and verify the amount debited. If the Assets in the Account are insufficient to allow the Custodian to debit the Account for the full Management Fee and/or Administrative Fees due and payable for a given month, the Advisor may separately invoice the Client for any unpaid amounts. Any such invoice shall be due and payable upon receipt. The Client authorizes the Advisor to take any other actions not prohibited by the Agreement, to the extent necessary to pay the Management Fee and any Administrative Fees.

8. Representations, Warranties and Certain Covenants.

(a) Advisor. The Advisor represents and warrants:

(i) that it is registered with the SEC as an investment adviser pursuant to the Advisers Act;

(ii) that it has obtained all applicable licenses and qualifications required to render the services contemplated under this Agreement;

(iii) that it will maintain such licenses and qualifications in effect for as long as this Agreement is in effect;

(iv) that it is duly authorized and empowered to execute, deliver, and perform this Agreement;

(v) that performance of this Agreement does not conflict with or violate any provision of law, rule or regulation, contract, deed of trust, or other instrument to which it is a party or to which any of its property is subject;

(vi) that this Agreement is a valid and binding obligation enforceable in accordance with its terms, except to the extent its enforcement is limited by bankruptcy, insolvency, reorganization of other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity; and

(vii) that it will not pledge or encumber any Assets in the Account.

(b) Client. The Client represents and warrants:

(i) that it (and the person executing this Agreement on its behalf, if applicable) is duly authorized and empowered to execute, deliver and perform this Agreement;

(ii) that performance of this Agreement does not conflict with or violate any provision of law, rule or regulation, contract, deed of trust, or other instrument to which it is a party or to which any of its property is subject;

(iii) that this Agreement is a valid and binding obligation enforceable in accordance with its terms, except to the extent its enforcement is limited by bankruptcy, insolvency, reorganization of other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity;

(iv) that, except to the extent it has notified the Advisor in writing, the Assets in the Account belong to the Client free and clear of any liens or encumbrances, and it will not pledge or encumber any Assets in the Account;

(v) that it is experienced in engaging investment advisers and is aware of the risks associated with such engagements in general, and that it understands the risks associated with investments in a Certificate and Loans in particular, including the fact that such instruments are highly illiquid, the risk of default by underlying consumer borrowers and the risk that the Account could suffer substantial diminution in value, including complete loss;

(vi) that it has been provided a copy of the Private Placement Memorandum relating to Certificates, has reviewed such Private Placement Memorandum, has had the opportunity to ask questions regarding the disclosures contained therein and understands the risk factors identified therein;

(vii) that it has reviewed all other offering materials and agreements provided by the Advisor relating to the Account and to investments in Loans, understands such materials and agreements and has had the opportunity to ask questions regarding such materials and agreements;

(viii) that it understands that (A) the Loans underlying the Certificate that are to be purchased for the benefit of the Client are being sold by Lending Club, the parent company of the Advisor; (B) the grading system for Loans is determined and administered by Lending Club and not by an independent third party; and (C) the Trust, which creates and issues Certificates, was created by Lending Club. It further understands that these relationships create conflicts of interest for the Advisor in performing its services under this Agreement. It hereby acknowledges that it has been made aware of such conflicts of interest, consents to the use of the grading system for Loans described herein, consents to and waives each of the conflicts of interest described in this subparagraph and agrees to hold the Advisor harmless from claims arising from the existence of such conflicts of interest.

(ix) (not applicable where the Client is an IRA account) that it is not and at no time during the term of this Agreement will be an “employee benefit plan” that is subject to Part 4 of Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or an entity that has a class of equity interests that is 25%-owned (or more) by one or more “benefit plan investors” as defined under ERISA, unless it has notified the Advisor in writing of its status as such an entity;

(x) that it is an “accredited investor” as that term is or may in the future be defined in Rule 501 under the Securities Act of 1933, as amended;

(xi) that it will provide to the Advisor such verification of its identity as the Advisor may request in connection with its anti-money laundering obligations; and

(xii) if the Client is a trust, the Client and the individual executing this Agreement on behalf of such Client represent and warrant that: (i) the name and contact information for each trustee has been provided to the Advisor and the Client will promptly provide new contact information to the Advisor as necessary or appropriate; (ii) if the trust has multiple trustees, the parties executing this agreement are sufficient to bind the trust to the terms of this agreement; (iii) the trust was validly established and has not been revoked, modified or amended in a manner that would question or limit the validity or enforceability of this agreement against the Client; (iv) the Advisor has been provided with the correct title under which trust assets are to be held under the terms of the trust; and (v) the opening of the Account and purchase of the Certificate for the purposes and on the terms described in this Agreement are in compliance with the terms of the trust as in effect at the time of such purchase and Account opening.

The representations, warranties and certain covenants of the Client (and, as applicable, the IRA Accountholder) set forth in this Agreement are made with the intent that they be relied upon by the Advisor and shall be deemed to be reaffirmed by the Client (and IRA Accountholder) each time the Client invests in Loans underlying a Certificate, with each purchase of a Loan being deemed conclusive evidence of such reaffirmation. The Client (and, as applicable, the IRA Accountholder) undertakes to notify the Advisor immediately in the event that any representation, warranty or covenant set forth herein shall cease to be true or correct.

The Client (or, as applicable, the IRA Accountholder) acknowledges that it received, at least forty-eight (48) hours prior to the execution of this Agreement, a copy of Part 2 of the Advisor’s Form ADV, and has had the opportunity to ask questions of the Advisor regarding the contents of such Form ADV Part 2, including but not limited to the discussion of the Advisor’s allocation practices set forth therein. The Client (or, as applicable, the IRA Accountholder) further acknowledges that it has received a copy of the Advisor’s privacy policy (i.e., the policies and procedures regarding the Advisor’s use and safekeeping of personal information).

(c) Custodian of an IRA account Client. Where the Client is an IRA account, the custodian of the IRA account represents and warrants:

(i) that it (and the person executing this Agreement on its behalf) is duly authorized and empowered to execute, deliver and perform this Agreement on behalf of the Client;

(ii) that it is not aware of any circumstances such that the execution or the performance of this Agreement will violate or conflict with any provision of law, rule or regulation, contract, deed of trust, or other instrument to which the IRA account is a party, or to which any of the IRA’s property is subject;

(iii) that this Agreement is a valid and binding obligation enforceable in accordance with its terms by and against the IRA account, except to the extent its enforcement is limited by bankruptcy, insolvency, reorganization of other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity; and

(iv) that the IRA custodian will not cause the IRA to pledge or encumber any Assets in the Account and will not act to permit any third party to do so.

The representations, warranties and certain covenants set forth above and elsewhere in this Agreement are made with the intent that they be relied upon by the Advisor and shall be deemed to be reaffirmed each time the Client invests in Loans underlying a Certificate, with each purchase of a Loan being deemed conclusive evidence of such reaffirmation. The custodian of the IRA account undertakes to notify the Advisor immediately in the event that any representation, warranty or covenant set forth herein shall cease to be true or correct.

9. Termination and Withdrawals.

(a) This Agreement may be terminated (i) by the Client at any time upon at least thirty (30) days prior written notice to the Advisor and (ii) by the Advisor upon at least thirty (30) days prior written notice to the Client (each such notice, a “Termination Notice”). Notwithstanding the above, if the Client requests a withdrawal pursuant to subparagraph (b) below that has or would have the effect of reducing the total value of the Assets in the Account to an amount less than the Minimum Investment, the Advisor may terminate this Agreement upon five (5) days prior written notice. Any termination pursuant to this paragraph will not affect the validity of any action previously taken by the Advisor under this Agreement and, subject to Paragraph 9(b), will be without the payment of any penalty and without liability of either party to the other; provided, however, that notwithstanding anything contained herein to the contrary, if the Client delivers a Termination Notice to the Advisor within five (5) business days of the Effective Date, such termination will be without the payment of any fee or penalty and without liability of either party to the other. Upon receipt of a Termination Notice, the Advisor will cease all transaction activities as to the Account, other than activities in respect of transactions in progress, transactions effected prior to the receipt of the Termination Notice and any sales expressly authorized in writing by the Client. A Certificate held in the Account at the time a Termination Notice is received will continue to be held in the Account until maturity. Principal and interest on such Certificate will continue to be distributed to Client in accordance with the terms of such Certificate. Notwithstanding any prior election by the Client to the contrary on a valid Schedule B, following receipt of a Termination Notice the Advisor will immediately discontinue the reinvestment of principal and interest on securities held in the Account, and all such principal and interest will be distributed to the Client as provided above. The Advisor will also retitle Assets as directed by the Client to the extent permitted under applicable law. Client understands and acknowledges that the Account liquidation process will require significant time to complete, and the Assets may not be fully liquidated for three to five years following the Advisor’s receipt of a Termination Notice. Client further understands, acknowledges and agrees that Management Fees will continue to accrue as provided in Paragraph 7 until all Assets are distributed or withdrawn from the Account.

(b) Client may request to withdraw part of the Assets in the Account at any time upon written notice to the Advisor, stating the amount of funds desired to be withdrawn. Notwithstanding the above, only that portion of the Assets held as uninvested cash will be available for withdrawal by the Client pursuant to this paragraph. To the extent that the Client’s withdrawal request is for an amount less than or equal to the amount of uninvested cash held in the Account at the time the Advisor receives such request, Advisor shall direct the Custodian to withdraw such funds from the Account and remit them to Client per Client’s instructions within ten (10) business days. To the extent such withdrawal request is for an amount exceeding the amount of uninvested cash held in the Account, Advisor shall promptly notify Client of the amount of available cash held in the Account as of the date the Advisor receives such withdrawal request, and will direct the Custodian to withdraw all available uninvested cash from the Account and remit such funds to Client per Client’s instructions within ten (10) business days. In such case, Client’s withdrawal request shall be deemed to be of no effect with regard to that portion of such request that seeks to withdraw Assets in excess of the amount of available cash held in the Account as of the date the Advisor receives such withdrawal request, and the Advisor will take no further action with respect to, and bear no liability to Client in connection with, such portion of the withdrawal request.

10. Standard of Care; Limitation of Liability and Indemnification of the Advisor.

(a) Standard of Care. The parties agree that the sole standard of care imposed on the Advisor by this Agreement is to act with the care, prudence, and diligence under the circumstances then prevailing of a prudent investment manager, having due regard for applicable legal requirements and the Investment Guidelines.

(b) Limitation of Liability. No Indemnified Person (as defined in Paragraph 10(c)) will be liable to the Client or any of its affiliates, employees or agents for any cost, claim, liability or loss (including attorneys’ and expert witness fees and expenses and all costs of investigation) occasioned by any act or omission of the Indemnified Person in connection with the performance of services hereunder, provided, that the act or omission has not been finally determined to have constituted gross negligence (determined in accordance with Delaware law) or a willful violation of law.

(c) Indemnification. To the maximum extent permitted by applicable law, the Client will indemnify and hold harmless the Advisor and each of its members, managers, partners, directors, officers, employees, consultants, independent contractors, agents (including, but not limited to, the Custodian), and affiliates (each, an “Indemnified Person”) who was or is made a party to, or is threatened to be made a party to, or is involved in any threatened, pending or contemplated action, suit or proceeding, whether civil or criminal, administrative, arbitrative or investigative (a “Proceeding”), or any appeal in or from any Proceeding, relating to that Indemnified Person’s performance or participation in the performance of duties under this Agreement, or the rendering of advice or consultation with respect thereto, from and against any and all losses, claims, damages, liabilities (joint and/or several), expenses (including attorneys’ and expert witness fees and expenses), judgments, fines, settlements and other amounts (“Losses”) that relate to any Proceeding, except to the extent those Losses arose from actions or failures to act by the Indemnified Person that are finally determined to have constituted gross negligence (determined in accordance with Delaware law) or a willful violation of law.

(d) To the extent (and only to the extent) enforcing the foregoing provisions of this Paragraph 10 would constitute or require the Client’s waiver or limitation of rights that may not, under laws applicable to the Client and/or the Advisor, be waived, this Paragraph 10 will be deemed modified so that those rights are preserved to the extent and only to the extent required by applicable law. The Client understands and agrees that the protections of this Paragraph 10 for Indemnified Persons are to be provided to Indemnified Persons to the fullest extent permissible under applicable law, and no modification pursuant to the preceding sentence may reduce those protections any more than is finally found by a court of competent jurisdiction to be required by applicable law.

11. Other Agreements and Obligations; Conflicts of Interest. The Client understands that the Advisor may be constrained in its actions on behalf of the Account by the available inventory of Loans. The Client further understands that the Advisor currently relies on its parent company, Lending Club, to conduct a weekly calculation in order to determine a percentage of available Loan inventory that will be allocated to the Advisor’s clients, and that while Lending Club seeks to ensure that this calculation results in a fair and equitable allocation of Loan inventory, there is no guarantee that such calculation will actually be equitable or that all account types will be treated fairly. Client understands and acknowledges that it is aware that Advisor’s reliance on its parent company to determine the allocation of available Loan inventory between Lending Club’s own clients and clients of the Advisor constitutes a conflict of interest. Client acknowledges that Advisor’s current allocation practices are described in Part 2 of Advisor’s Form ADV and hereby consents to Advisor’s employment of such practices with regard to the performance of Advisor’s services under this Agreement. Client further acknowledges and agrees that Advisor’s allocation practices may be amended at any time in Advisor’s sole discretion and without prior notice or consent; provided, however, that a description of any such amendment shall promptly be provided to the Client upon adoption and that any such amendment shall neither advantage nor disadvantage the Account with regard to any other similar account managed by the Advisor for the benefit of any other client. Client understands and agrees that Client’s sole remedy with regard to any such amendment of the Advisor’s allocation practices is termination of this Agreement as provided in and in accordance with Paragraph 9(a) above. Client further understands and acknowledges that additional conflicts of interest may exist between the Advisor and its parent company, including but not limited to those conflicts of interest described in Paragraph 8(b)(viii) above. The Client understands and agrees that the Advisor acts as investment adviser and manager to other clients and may give advice and take action with respect to any of such other clients that may differ from the advice given, or the timing or nature of action taken, with respect to the Account. The Advisor will have no obligation to invest in any Loan on behalf of the Account that the Advisor may invest in on behalf of any other client, or to determine any particular allocation, provide any advice or make any recommendation that the Advisor may offer to any other client. The Advisor will have no obligation to invest in any Loan on behalf of the Account that the Advisor, its principals, affiliates or employees may purchase for themselves. The foregoing shall apply so long as it is the Advisor’s policy and practice, to the extent practicable, to allocate investment opportunities to the Account over time on a fair and equitable basis relative to other clients of the Advisor, subject to the constraints described above. The Client understands and acknowledges that the Advisor’s obligations to other clients may at times present conflicts of interest. Where the Client is an IRA account, the IRA Accountholder understands, acknowledges and agrees that references to the Client in the foregoing paragraph shall be deemed to include the IRA Accountholder for purposes of such paragraph.

12. Amendment; Assignment. This Agreement may not be amended, nor will any provision of this Agreement be considered modified or waived, unless evidenced by the written consent of both parties, provided, that the Client may amend the Investment Guidelines from time to time upon ten (10) business days prior written notice to the Advisor, although no such amendment shall be effective until the new Investment Guidelines are accepted and signed by the Advisor, which acceptance shall not be unreasonably withheld, and provided, that the Advisor may amend this Agreement, except for this Paragraph 12 or the Investment Guidelines, upon ten (10) business days prior written notice to the Client, if such amendment would not have a material negative or disproportionate impact on the Client in the sole judgment of the Advisor and its legal counsel and would not violate any applicable law, regulation or judicial order. Notwithstanding the above, any amendment to Schedule B which increases the amount of principal and/or interest to be distributed to the Client, or which constitutes an initial election by the Client to receive such distributions, for which notice is received by the Advisor after the fifteenth (15th) calendar day of the month shall not become effective until the second full month following the month in which the Advisor receives such amendment. Notwithstanding the above, the Client may amend Schedule B upon one (1) business day prior notice if the sole effect of such amendment is to terminate a prior election to receive distributions of principal and/or interest or to reduce the amount of principal and/or interest to be distributed to the Client, although no such amendment shall be effective until the new Schedule B is actually received, accepted and acknowledged by the Adviser. No assignment (as that term is defined in the Advisers Act) of this Agreement will be made by either party without the written consent of the other party, which consent may be withheld in such other party’s sole discretion.

13. Confidentiality. Each party will treat the information and advice furnished by the other party, including personal financial information provided by the Client (and, as applicable, the IRA Accountholder), as confidential and will not use such information or advice other than as contemplated by this Agreement or disclose such information or advice to third parties without the prior written consent of the providing party, except as required by law and, with respect to the Advisor, except as may be necessary to perform its services hereunder or otherwise in accordance with its privacy policy. Notwithstanding the foregoing, Client may, however, disclose such information and advice to its directors, officers, employees, partners, affiliates, agents, subsidiaries, advisors, investors or representatives to the extent such disclosure is necessary and appropriate.

14. Proxies. The Advisor’s services relate solely to non-voting securities. The Advisor shall have no authority to vote proxies on behalf of the Client, and the Advisor shall not accept proxies or other solicitations pertaining to any securities from any source.

15. Arbitration; Jurisdiction.

(a) Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Agreement to arbitrate, shall be determined by arbitration in the county and state of the principal office of the Advisor at the time of that dispute, before a sole arbitrator, in accordance with the laws of the State of Delaware for agreements made in and to be performed in that State. The arbitration will be administered by Judicial Arbitration and Mediation Services (“JAMS”) pursuant to its Comprehensive Arbitration Rules and Procedures. Disputes will not be resolved in any other forum or venue. The parties agree that any arbitration will be conducted by a retired judge who is experienced in dispute resolution regarding the securities industry, pre-arbitration discovery will be limited to the greatest extent provided by the rules of JAMS, the arbitration award will not include factual findings or conclusions of law, and no consequential or punitive damages will be awarded. Notwithstanding any other rules, no arbitration proceeding brought against the Advisor or any Indemnified Person will be consolidated with any other arbitration proceeding without the Advisor’s consent. Judgment may be entered upon any award granted in any arbitration in any court of competent jurisdiction in the county and state in which the Advisor maintains its principal office at the time the award is rendered, or in any other court having jurisdiction. The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

(b) Each party agrees that Paragraph 15(a) shall not apply to the breach by it of any of the provisions of Paragraph 13. Each party recognizes and affirms that in the event of breach by it of any of the provisions of Paragraph 13, money damages would be inadequate and the injured party would have no adequate remedy at law. Accordingly, each party shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the breaching party’s obligations under Paragraph 13 not only by an action or actions for damages, but also by an action or actions for specific performance, injunction and/or other equitable relief in order to enforce or prevent any violations (whether anticipatory, continuing or future) of the provisions thereof. Except as required by local law, to the extent a breach of the provisions of Paragraph 13 results in litigation, such litigation shall take place in any court of competent jurisdiction in the county and state in which the Advisor maintains its principal office at the time of the dispute.

NOTICE: Except as provided in Paragraph 15(b), by becoming a party to this Agreement, each party is agreeing to have all disputes, claims or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and is giving up any rights he or she or it might possess to have those matters litigated in a court or jury trial. By becoming a party to this Agreement, each party is giving up his or her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for under this Agreement. If any party refuses to submit to arbitration after agreeing to this provision, that party may be compelled to arbitrate under federal or state law. By becoming a party to this Agreement, each party confirms that his or her or its agreement to this arbitration provision is voluntary.

16. Electronic Access; Consent to Electronic Delivery.

(a) Electronic Access. The Client will be provided with password-protected online access to the Account through the Advisor’s website. Access to the Account provided via these means will be view access only. While Advisor will employ reasonable efforts to ensure uninterrupted access to and security of the online system, Advisor does not guarantee the performance, privacy or availability of the online system or the internet. It shall be the sole responsibility of the Client (and any persons acting on behalf of the Client, as applicable) to update and maintain any and all passwords associated with online access to the Account and to safeguard the privacy of such passwords. The Advisor shall not be liable for the unavailability of access to the website or for any loss or damages associated with website or online access or use by the Client, including but not limited to any loss or damages associated with unauthorized online access to the Account by any third parties.

(b) Consent to Electronic Delivery. Client hereby consents to receive all future communications from the Advisor, including Part 2 of the Advisor’s Form ADV and any supplements thereto, and the Advisor’s privacy notice, electronically via the current email address provided to the Advisor by or on behalf of the Client or via the Advisor’s website. Client acknowledges that Client (or, as applicable, an individual authorized to act on the Client’s behalf) has the ability to access the Advisor’s website. Client will notify the Advisor of any changes to the email address of record to be used in connection with the Account. The Client may revoke this consent and/or request paper copies of any client communications at any time by contacting the Advisor in writing as contemplated in Paragraph 18 below.

17. Special Limited Power of Attorney. By executing this Agreement, the Client hereby grants to the Advisor a special limited power of attorney, making, constituting and appointing the Advisor as the Client’s attorney in fact, with power and authority to act in the Client’s name and on the Client’s behalf to execute, acknowledge and swear to the execution, acknowledgment and delivery of the Series Supplement, a copy of which is attached hereto as Appendix 2, and any other documents necessary to effectuate and carry out the terms of such Series Supplement. Nothing herein shall be deemed to grant to the Advisor any authority to bind the Client in any manner not specifically set forth herein, including but not limited to effectuating any amendments to the Investment Guidelines without Client’s valid and independent execution thereof.

18. Miscellaneous.

(a) Independent Contractor. The Advisor will for all purposes of this Agreement be deemed to be an independent contractor and, except as otherwise expressly provided in this Agreement, will have no authority to act for or to represent the Client or otherwise be deemed an agent of the Client.

(b) Notices. Any notice, direction, instruction, acknowledgement or other communication required or contemplated by this Agreement will be in writing and will be sent to the mailing address or facsimile number indicated on Schedule C to this Agreement, unless an alternate means of delivery is agreed upon in a writing signed by both parties hereto. Either party may designate a different address or facsimile number by notice to the other party under this Agreement. Instructions pertaining to the Account that are provided orally and not evidenced in writing as contemplated by this paragraph shall be of no force and effect, and the Advisor shall not be liable for any acts or omissions by the Advisor or the Custodian relating to any such instruction.

(c) Survival. The terms of Paragraphs 7, 8, 9, 10, 12, 13, 14, 15, 16 and 17 will survive the termination of this Agreement.

(d) Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations under this Agreement of any party will not be materially and adversely affected, (i) such provision will be fully severable; (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement; and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

(e) Governing Law. Except as expressly otherwise provided in this Agreement, the laws of the State of Delaware, other than the conflict of laws rules, will control all matters relating to this Agreement and will apply to the extent not preempted by the laws of the United States of America.

(f) Counterparts; Facsimile or PDF Signatures. This Agreement may be executed in counterparts, each of which will be considered an original. Execution of this Agreement may be effected by signatures submitted via facsimile or electronically scanned secured media in PDF format. Each signature so submitted will be treated as an original, although a party receiving a signature in such format may request the delivery of an original signature to evidence and confirm the delivery of the facsimile or electronically scanned signature.

(g) Number. Where the context admits, words in the plural will include the singular, and the singular will include the plural. Except where the context otherwise requires, references to paragraph numbers will be to paragraphs in this Agreement.

(h) Waiver. The Advisor’s or the Client’s failure to insist at any time upon strict compliance with any of the terms of this Agreement or any continued course of such conduct on its part will not constitute or be considered a waiver by the Advisor or the Client of any of its rights and privileges under this Agreement.

(i) Entire Agreement. This Agreement, including its schedules, appendices and exhibits, supersedes all prior agreements of the parties with respect to the subject matter of this Agreement and constitutes the entire agreement between the parties with respect to the subject matter of this Agreement.

(j) Attorneys’ Fees. If either party brings an action against the other to enforce any term of this Agreement or as the result of a breach by the other party of this Agreement, the non-prevailing party will pay to the prevailing party the attorneys’ fees, costs, and expenses that the prevailing party incurred in connection with the conduct of the action, whether or not the action is prosecuted to a final judgment.

(k) Successors. This Agreement inures to the benefit of the Advisor and its successors, irrespective of any change at any time in the personnel thereof. This Agreement binds the Client, the Advisor and the Advisor’s successor-in-interest with respect to all transactions, trades, dealings and actions by the Advisor after the Client’s (or, as applicable, IRA Accountholder’s) death, insolvency, dissolution or liquidation until such time as the Client (or its legal representatives) notifies the Advisor, in the manner set forth herein, of its intention to terminate this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date.

CLIENT:
Print Name of Client (IRAs – see instructions below)

By:	Date
Title:

Joint Accountholder/Co-Trustee/Other (if required):

By:	Date
Title:

FOR IRA ACCOUNTS ONLY: IRA Accountholders—please sign and date below to indicate that you have read this Agreement and agree to its terms, and confirm all representations and warranties contained herein. Do not fill in your name at the top of this page or complete the “Client” signature block above. Your IRA custodian will complete those sections on behalf of your IRA account.

Read and Agreed:
	Signature of IRA Accountholder	Date

Printed Name of IRA Accountholder

LC ADVISORS, LLC:

By:	Date
Title:

APPENDIX 1

Custodian Wire Information

Bank Name:	Wells Fargo Bank, N.A.
Bank Address:
ABA Number:
Beneficiary Acct. #:
Beneficiary Acct. Name:
Ref:	Account #, Account Name

APPENDIX 2

Series Supplement

[see attached]

Investor Information and Preliminary Statement of Account Objectives

Please complete and return this form to the Advisor along with a tax form and executed Signature Page.

I. INVESTOR PROFILE

A.	Contact Information

Investor/Entity Investor Name:

Permanent Address:
(Individuals: Use Home Address)
(Entities: Primary Place of Business)

Contact Address:
(If Different)

State of Incorporation/Organization and year Incorporated/Organized (Entities only):

Name/Title of Primary Contact (Entities only):

Name/Title of Principal, if Different (Entities only):

Phone:	Email:

SSN/Tax ID:	Date of Birth (Individuals):

Driver’s License No./Issuing State (Individuals)(please attach photocopy):

Trustee or Plan Sponsor Name/Address (if Investor is a trust or benefit plan):

B.	Tax Information Please complete and sign the appropriate tax form and return it to the Advisor.

C.	Type of Account

☐ Individual	☐ Tenants in Common	☐ Limited Liability Partnership
☐ Community Property	☐ Partnership	☐ Limited Liability Company
☐ Estate / Trust	☐ C Corporation	☐ Other:
☐ Exempt Organization	☐ S Corporation	☐ A trust (check applicable box below):
☐ IRA / Keogh / SEP	☐ Limited Partnership	☐ An irrevocable trust
☐ Joint Tenant	☐ General Partnership	☐ Living or revocable trust (# of grantor(s): )

D.	Income and Employment Information

What is your current annual income from all sources (i.e., all household income)? Please indicate whether this information reflects ☐  joint or ☐  individual income.

☐ Less than $100,000 ☐ $100,000 - $250,000 ☐ $250,000 - $500,000 ☐ Over $500,000

What is your estimated total net worth, excluding the value of your home and/or farm?

☐ Less than $250,000 ☐ $250,000 - $500,000 ☐ $500,000 - $1,000,000 ☐ Over $1,000,000

What is your estimated total liquid net worth (including cash and securities from all investments including this account, any IRAs, 403(b), and/or 401(k))?

☐ Less than $250,000 ☐ $250,000 - $500,000 ☐ $500,000 - $1,000,000 ☐ Over $1,000,000

Are you currently:     ☐  Employed            ☐  Retired             ☐  Other

If you are currently employed, please indicate your occupation:

If you are not currently employed, please indicate the source(s) of your annual income:

Please indicate if you are affiliated with or employed by any of the following:

☐  A bank, trust, or insurance company

☐  A Stock exchange or a member firm of either an exchange or FINRA

☐  An investment adviser

☐  None of these

Please indicate if you are any of the following with respect to a publicly traded company:

☐  A director         ☐  A 10% shareholder         ☐  An officer         ☐  Another controlling person         ☐  None of these

Do you own your primary residence?                     ☐  Yes                     ☐  No

E.	Investment Experience

Which of these best describes your level of investment knowledge and experience generally?

☐  Low             ☐  Moderate             ☐  High             ☐  Advanced

Which of these best describes your level of experience with fixed income investing specifically?

☐  Low             ☐  Moderate             ☐  High             ☐  Advanced

How much of your total investment portfolio will your investment in this account represent?

☐  Less than 10%             ☐  10-25%             ☐  26-50%             ☐  51-75%             ☐  Over 75%

How much of your total fixed income portfolio will your investment in this account represent?

☐  Less than 10%             ☐  10-25%             ☐  26-50%             ☐  51-75%             ☐  Over 75%

Excluding your primary residence, approximately how much does your household have invested in the following (including regular & retirement accounts)?

$	Stocks	$	Real Estate	$	Other

$	Bonds	$	Other Fixed Income

F.	Accredited Investor Status

The Investor makes one of the following representations regarding the Investor’s status as an “accredited investor” (within the meaning of Rule 501 under the Securities Act) as follows. The Investor is:

☐	A natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000.[1]

☐	A natural person who had an individual income in excess of $200,000 in each of the two most recent years or a joint income with his or her spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

☐	An organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of opening the Account, with total assets in excess of $5,000,000.

☐	A corporation, not formed for the specific purpose of opening the Account, with total assets in excess of $5,000,000.

☐	A partnership, not formed for the specific purpose of opening the Account, with total assets in excess of $5,000,000.

☐	A limited liability company, not formed for the specific purpose of opening the Account, with total assets in excess of $5,000,000.

☐	A Massachusetts or similar business trust, not formed for the specific purpose of opening the Account, with total assets in excess of $5,000,000.

☐	A trust with total assets in excess of $5,000,000, not formed for the specific purpose of opening the Account, whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of an investment in a Certificate.

☐	An entity in which all of the equity owners are accredited investors. In the case of an Investor that is a revocable trust, all of the grantors and trustees are accredited investors. If the Investor belongs to this category only, please list on a separate sheet to be attached hereto the equity owners (or grantors and trustees) of the Investor and the category which each such equity owner (or grantor and trustee) satisfies.

☐	A bank as defined in Section 3(a)(2) of the Securities Act.

☐	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act.

☐	An SEC-registered broker-dealer.

☐	An insurance company as defined in Section 2(13) of the Securities Act.

☐	An SEC-registered investment company or a “business development company” as defined in the Investment Company Act of 1940.

☐	A Small Business Investment Company licensed by the U.S. Small Business Administration.

☐	A plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

☐	An employee benefit plan within the meaning of ERISA. The Investor further represents that:

☐	the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company, or registered investment adviser;

☐	the employee benefit plan has total assets of $5,000,000; or

☐	the plan is self-directed and investment decisions are made solely by accredited investors.

☐	A private business development company as defined in the Investment Advisers Act of 1940.

☐	The Investor is not an accredited investor. (The Investor or the Investor’s counsel should contact ( ) immediately.)

[1]	For purposes of calculating “net worth,” the value of the Investor’s primary residence must be excluded. Any related indebtedness secured by such residence up to its fair market value may be excluded. Indebtedness secured by such residence in excess of its fair market value should be deducted from the Investor’s net worth.

II. PRELIMINARY STATEMENT OF ACCOUNT OBJECTIVES AND PREFERENCES

Please indicate below your account objectives and initial preferences with regard to the types of investments you would like the Advisor to select and purchase for your account.

Please indicate the amount of your anticipated initial investment: $

What are your objectives for this account?

DESIRED TARGET ALLOCATION:

Please indicate your approximate desired allocation for investments across Loan grades and terms. The Advisor has provided information regarding Loan grades and terms as part of the offering materials relating to advisory accounts and has also provided information regarding the historical available inventory of Loan grades and terms across the Lending Club platform. Please note that it is typically possible for the Advisor to invest contributed cash and reinvest principal and interest received in your account more efficiently if your desired target allocation more closely approximates historical availability on the Lending Club platform.

GRADE: choose one of the following three options:

☐  Invest in Loans across all Loan grades in the same percentages as the average available inventory on the Lending Club platform during the six-week period immediately preceding the date on which the Client or IRA Accountholder first signs the Investment Advisory Agreement. (If this option is selected, please see note below.)

☐  Invest in Loans across only the following selected grades in percentages that correspond to the relative average available inventory of each selected grade during the six-week period immediately preceding the date on which the Client or IRA Accountholder first signs the Agreement. (If this option is selected, please see note below.)

☐  Grade A        ☐  Grade B         ☐  Grade C        ☐  Grade D        ☐  Grade E        ☐  Grade F        ☐  Grade G

NOTE: If the Client/IRA Accountholder has selected either of the above options, he/she acknowledges that the average available inventory during any six-week period may be more highly concentrated in a particular grade or grades than the average inventory calculated over different periods of time. The Advisor will fill in the appropriate percentages on the Investment Guidelines based on the date the Agreement is signed. The Advisor will not automatically update these allocation percentages based on future inventory calculations; all allocation changes must be initiated by the Client.

☐ Custom:	Grade A	Grade B	Grade C	Grade D	Grade E	Grade F	Grade G
	%	%	%	%	%	%	%

TERM: choose one option

☐ Invest 100% in 36-Month Loans	☐ Invest 100% in 60-Month Loans	☐ Custom: 36-Month + 60-Month = 100%

ADDITIONAL INSTRUCTIONS (OPTIONAL): (e.g., Min/max investment amount per Loan in $25 increments; invest in Loans to borrowers with verified income only; exclude Loans already invested in)

IRS FORMS WITH INSTRUCTIONS

These forms are also available on www.irs.gov.

SCHEDULE A – Investment Guidelines and Limitations. To be completed with the Advisor.

Pursuant to Paragraph 2(a) of the Agreement, the Client or IRA Accountholder has consulted with the Advisor regarding the investment objectives, policies, guidelines and limitations desired for the Account. The Advisor agrees to use reasonable efforts to perform its services pursuant to the Agreement in accordance with the following guidelines and limitations, to the extent the Advisor has the ability to screen for specified criteria:

Stated Account Objectives:

DESIRED ALLOCATION:

Client wishes to allocate its investments across specified Loan grades and terms in accordance with the following percentages:

GRADE:

Grade A	Grade B	Grade C	Grade D	Grade E	Grade F	Grade G
%	%	%	%	%	%	%

☐  Adviser has completed percentages above based on available Loan inventory as measured over the six-week period immediately preceding the date on which the Client or IRA Accountholder has signed the Agreement.

TERM:

☐ Invest 100% in 36-Month Loans	☐ Invest 100% in 60-Month Loans	☐ Custom: 36-Month + 60-Month = 100%

ADDITIONAL INSTRUCTIONS (OPTIONAL): (e.g., Min/max investment amount per Loan in $25 increments; invest in Loans to borrowers with verified income only; exclude Loans already invested in)

Amount of Initial Investment:

Client (or IRA Accountholder):		Advisor:

By:	Date	By:	Date

Joint Accountholder/Co-Trustee/Other (if required):

By:	Date

SCHEDULE B – Election to Reinvest or Distribute Principal and Interest

Pursuant to Paragraphs 2(b) and 3(b) of the Agreement, the Client or IRA Accountholder makes the following elections regarding the monthly reinvestment or disbursement of principal and interest. Disbursements, if elected, will be made monthly prior to the 10th business day of the month:

Principal:	☐ Disburse	☐ Reinvest	☐ Distribute fixed amount:

Interest:	☐ Disburse	☐ Reinvest	☐ Distribute fixed amount:

If the Client/IRA Accountholder has previously made elections regarding the monthly reinvestment or disbursement of principal and interest, Client/IRA Accountholder acknowledges and agrees that the election set forth above shall supersede and replace any such prior elections in their entirety and, once effective, shall serve as the sole and complete election regarding the reinvestment or distribution of principal and interest applicable to the Account.

Client/IRA Accountholder further acknowledges and agrees that this election shall become effective in accordance with the provisions of Paragraph 12 of the Agreement.

This election shall have no force or effect unless signed and dated by the Client or IRA Accountholder below and acknowledged as received and accepted by the Advisor where indicated.

Client (or IRA Accountholder):

By:	Date

Joint Accountholder/Co-Trustee, if required:

LCA:

Receipt Acknowledged and Accepted:

By:	Date

SCHEDULE C – Address for Notices under the Agreement

Any notice, direction, instruction, acknowledgement or other communication required or contemplated by the Investment Advisory Agreement will be addressed as follows:

If to the Advisor:	LC Advisors, LLC	Telephone:
	71 Stevenson Street, Suite 300	Telecopier:
San Francisco, CA 94105
Attention:

If to the Client:
(If IRA Account—
Provide Custodian’s
Address Here)

With a Copy to:	(Optional) (IRA Accountholder – Please Provide Your Address Here):